EXHIBIT 10.16
THE HARTFORD 2020 STOCK INCENTIVE PLAN

1.Purpose
The purpose of this 2020 Stock Incentive Plan (the "Plan") of The Hartford Financial Services Group, Inc. (the “Company”), is to attract, retain, motivate and reward sustained long-term performance of individuals who are expected to make important contributions to the Company by providing equity ownership opportunities that are aligned with the interests of the Company's shareholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations (“Affiliated Corporation”) as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the "Code"), as determined by the Compensation and Management Development Committee or such other committee of the Board as may be designated by the Board of Directors of the Company (the "Board") to administer the Plan (the “Committee”).
2.Eligibility
The Committee shall designate the employees, officers and directors of the Company who are eligible for Awards (as defined below) under the Plan. The Committee may also designate consultants and advisors to the Company (as those terms are defined for purposes of Form S-8 under the Securities Act of 1933, as amended (the "1933 Act”), or any successor form) as eligible for Awards under the Plan. Each person who is actually granted an Award under the Plan is deemed a "Participant".
3.Awards under the Plan
a.Types. The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 6), SARs (as defined in Section 7), Restricted Stock (as defined in Section 8), RSUs (as defined in Section 8), Performance Awards (as defined in Section 9), and Other Stock-Based Awards (as defined in Section 3(b)). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly.
b.Other Stock-Based Awards. The Committee may grant Awards of Shares (as defined in Section 5), and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Stock-Based Awards"). Such Other Stock-Based Awards may also be available, upon vesting, as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled.
c.Cash Based Awards. The Committee or the Company may also grant Awards under this Plan that are settled or denominated in cash rather than Shares ("Cash-Based Awards").
d.Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof (“Substitute Awards”). Substitute Awards may be granted on such terms as the Committee deems appropriate under the circumstances. Substitute Awards shall not count against the overall share limit set forth in Section 5(a) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.
e.Dividends or Dividend Equivalents. The Committee may provide that an Award of Restricted Stock shall be credited with dividends or that an RSU or Performance Award shall be credited with units or equivalents to reflect dividends declared on Shares (“Dividend Equivalents”), as set forth in the Award Agreement. Unless the Committee shall otherwise determine (either at or after grant), all dividends or Dividend Equivalents credited to an Award under this Plan of Restricted Stock, RSUs or Performance Awards shall be deemed reinvested in that number of Restricted Stock, RSUs or Performance Awards, as applicable, determined based on the Fair Market Value on the date the corresponding dividend on the Share is payable to stockholders. Unless the Committee determines otherwise, “Fair Market Value” shall be deemed, as

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of any date, to be equal to the reported closing price for one Share on the New York Stock Exchange (“NYSE”) or, if no sales of Shares have taken place on such date, the reported closing price on the most recent date on which selling prices were quoted, the determination to be made in the discretion of the Committee. Such dividends or Dividend Equivalents, as applicable, may be payable in cash or settled in Shares, and shall be subject to the same terms and conditions (including any restriction or vesting period(s), payment date or performance measure(s)) as the applicable Award. In the case of Performance Awards, Dividend Equivalents shall be credited during the vesting period based on target performance and then adjusted after the Award vests based on achievement of the Award’s performance measures. Neither Options nor SARs shall be credited with dividends or Dividend Equivalents under the Plan. No dividends or Dividend Equivalents shall be paid on unvested Awards, and no interest will be paid on dividends or Dividend Equivalents.

4.Granting of Awards; Administration and Delegation
The Committee shall have authority to grant Awards under the Plan. The Plan will be administered by the Committee, and the Committee may adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any Award agreements entered into under the Plan and such interpretations and constructions shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The Board as a whole (or any committee of the Board that it designates) may take any action under the Plan that would otherwise be the responsibility of the Committee; should this occur, all references in this Plan to the “Committee” shall be deemed to refer to the Board or any such committee. The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate to the Company’s Chief Human Resources Officer (or other person holding a similar position) or the Company’s Chief Executive Officer, except that Awards to an officer of the Company who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (“Section 16 Officers”) shall be made, and matters related thereto shall be determined, solely by the Committee.
5.Shares Available for Awards

a.Number of Shares; Share Counting

i.Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 6(b)) for up to 11,250,000 shares of the Company’s common stock (“Shares”). The Shares shall consist of: (A) 7,976,998 Shares not previously authorized for issuance under any plan, plus (B) the total Prior Plan Shares. For purposes of this Section, “Prior Plan Shares” equals:

A.3,273,002 Shares available for issuance under the Company's 2014 Incentive Stock Plan, as amended, or 2010 Incentive Stock Plan, as amended, (collectively, the "Prior Plan") as of February 29, 2020;

plus

B.any of the 11,962,669 Shares subject to outstanding awards as of February 29, 2020 under the Prior Plan, which subsequently expire, terminate or are otherwise surrendered, canceled, forfeited, or are settled in cash in lieu of shares of the Company’s common stock (including to effect tax withholding).

ii.As of the Effective Date, no further awards will be granted under the Prior Plan.

iii.Share Counting. The following rules shall be used to determine the number of Shares available for the grant of Awards under the Plan for purposes of both this Section 5(a) and the sublimits contained in Section 5(b):

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A.Shares shall be counted as of the Award’s grant date;
B.Shares for Awards subject to performance measures shall be counted at target performance based on the Award’s grant date;

C.Any portion of an Award that is settled in cash shall not be counted against any limit;
D.Shares associated with all or that portion of an Award that is forfeited, terminated or surrendered shall again be available for the future grant of Awards under this Plan;
E.For Options or SARs, all or any portion of the Shares subject to an Award that were not exercised and expired shall be available for the future grant of Awards under this Plan;

F.Shares that are used for tax withholding, up to the Company's minimum statutory withholding obligations, with respect to Awards other than Options or SARs shall be available for the future grant of Awards under this Plan;
G.Incentive Stock Option Awards shall be subject to any further limitations established under the Code;

H.Shares delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to purchase Shares upon the exercise of an Award shall not be added back to the number of Shares available for the future grant of Awards; and

I.Shares repurchased by the Company on the open market shall not increase the number of Shares available for future grant of Awards.

b.Sublimits. Subject to adjustment under Section 10, the following sublimits on the number of Shares shall apply:

i.Per-Participant Limit.

A.Calendar Year Limit. The maximum number of Shares that may be granted to any Participant in any calendar year pursuant to Awards under the Plan shall be 3,000,000 Shares.
B.New Hires & Promotions. Awards to a Participant may, at the discretion of the Committee, exceed the limit set out in A. above: (x) for the first calendar year of his or her employment at the Company or (y) for the calendar year of a Participant’s promotion to a more senior position within the Company.

C.Non-Employee Director Limit. Awards granted to any non-employee director for a board service year for his or her service as a member of the Board, taken together with any cash fees paid for that board service year, may not exceed $750,000 in total value (calculated as of the Award’s grant date). This limit shall not apply to any outstanding Award that was granted in recognition for service provided in a prior board service year. The Board may make exceptions to this limit in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

c.Dividends and Dividend Equivalents. Dividends shall not count against the limits set forth in Section 5(a). Dividend Equivalents shall count against the limits set forth in Section 5(a).

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d.Shares Subject to the Plan. Shares to be issued under the Plan may be made available from the authorized but unissued shares, or shares held by the Company in treasury or from shares purchased in the open market.
6.Stock Options

a.General. The Committee may grant options to purchase Shares (each, an “Option”) and determine the number of Shares to be covered by each Option, the exercise price of each Option, and impose any conditions or limitations on the exercise of an Option that the Committee considers appropriate.

b.Incentive Stock Options. An Option that the Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company or any of its Affiliated Corporations (or other option holder permitted under Section 422 of the Code), and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonqualified Stock Option”. The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option, or if the Company converts an Incentive Stock Option to a Nonqualified Stock Option.
c.Exercise Price. The Committee shall establish the exercise price of each Option or the formula by which such exercise price shall be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Fair Market Value of a Share as determined by (or in a manner approved by) the Committee on the date the Option is granted; provided that if the Committee approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value of a Share on such future date.

d.Terms; Duration of Options. Each Option shall be exercisable at such times and subject to such terms, conditions and limitations as the Committee may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.
e.Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form approved by the Company, together with payment in full of the exercise price (in a manner specified in Section 6(f)) for the number of Shares for which the Option is exercised. If not exercised prior, each outstanding Option shall be deemed to be exercised, in the manner set forth below, at the close of business on the scheduled expiration date of such Option if at such time the Option by its terms remains exercisable and, if so exercised, would result in a distribution to the holder of such Option of at least one Share net of any applicable tax withholding requirements (“Deemed Exercise”). Such Deemed Exercise may be effected without notification by the Participant to the Company or by the Company to the Participant. Upon such Deemed Exercise, the Company shall issue and deliver to the Participant the greatest number of whole Shares equal to the quotient of i. divided by ii., with the quotient reduced as necessary to satisfy applicable tax withholding requirements, where i. and ii. are:

i.The product of (x) the number of Shares as to which the Option is being deemed exercised and (y) the excess of the Fair Market Value on the Deemed Exercise date over the exercise price per share of such Option, and

ii.The Fair Market Value on such date,

with any remainder being payable in cash to the Participant. If, on the scheduled expiration date of any Option, the exercise of such Option would not result in a Deemed Exercise, then such Option shall be canceled without further action by the Participant, the Committee, or the Company on the date following the last date on which such Option may have been exercised in accordance with this Section 6.

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f.Payment upon Exercise. Shares purchased upon the exercise of an Option granted under the Plan shall be paid for by the delivery of the following (or any combination thereof), unless otherwise provided in the applicable Award agreement or approved by the Committee:
i.in cash or by check, in the manner specified by the Company;

ii.in the case of Nonqualified Stock Options, a notice of an exercise-and-sell transaction in the manner specified by the Company; or

iii.Such other lawful consideration as the Committee may determine; provided, however, that in no event may a promissory note of the Participant be used to pay the Option exercise price.

g.Limitation on Repricing. Unless such action is approved by the Company's shareholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel (or accept surrender of) any outstanding option (whether or not granted under the Plan) and grant new Awards under the Plan (other than Awards granted pursuant to Section 3(d)) covering the same or a different number of Shares and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel (or accept surrender) in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value of the Shares, or (4) take any other action under the Plan that constitutes a "repricing" within the meaning of the rules of the NYSE.

h.No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.
7.Stock Appreciation Rights

a.General. The Committee may grant Awards consisting of stock appreciation rights ("SARs”) entitling the holder, upon exercise, to receive an amount of Shares or cash or a combination thereof (such form to be determined by the Committee) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a Share over the measurement price established pursuant to Section 7(b). The date as of which such appreciation is determined shall be the exercise date.

b.Measurement Price. The Committee shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value of the Shares on the date the SAR is granted; provided that if the Committee approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value of the Shares on such future date.

c.Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

d.Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form approved by the Company, together with any other documents required by the Committee. Each outstanding SAR shall be subject to Deemed Exercise at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a distribution to the holder of such SAR of at least one Share net of any applicable tax withholding requirements. If, on the scheduled expiration date of any SAR, the exercise of such SAR would not result in a Deemed Exercise, then such SAR shall be canceled without further action by the Participant, the Committee, or the Company on the date following the last date on which such SAR may have been exercised in accordance with this Section 7.

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e.Limitation on Repricing. Unless such action is approved by the Company's shareholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel (or accept surrender of) any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 3(d)) covering the same or a different number of Shares and having a measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel (or accept surrender) in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value of a Share, or (4) take any other action under the Plan that constitutes a "repricing" within the meaning of the rules of the NYSE.

f.No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

8.Restricted Stock; Restricted Stock Units

a.General. The Committee may grant Awards entitling recipients to acquire Shares, subject to the right of the Company to require forfeiture of such Shares in the event that conditions specified by the Committee in the applicable Award agreement are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Award ("Restricted Stock”). The Committee may also grant restricted stock unit Awards entitling the recipient to receive Shares or cash at the end of the applicable restriction period or periods established by the Committee for such Award ("RSUs").

b.Terms and Conditions for Restricted Stock and RSUs. The Committee shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and forfeiture and the issue price, if any, which shall be set out in the applicable Award agreement.
c.Additional Provisions Relating to Restricted Stock.

i.Evidence of Ownership. Subject to Section 12(g) and Section 13(b), the Company shall cause the issuance of each award of Restricted Stock to be evidenced on its books and records in a manner consistent with its practices for evidencing share ownership. The Company shall take such actions as it shall deem necessary or appropriate to reflect in such records the terms, conditions and restrictions, if any, applicable to such Award (including appropriate stop-transfer orders), and may require that the Participant acknowledge such terms, conditions and restrictions in such manner as the Company shall reasonably request. Upon the lapse of the restriction period or the Participant otherwise vesting in respect to Restricted Stock, such Shares shall no longer be subject to the restrictions imposed under this Section and the Company shall take appropriate actions to reflect the lapse of such restrictions.

ii.Voting Rights. A Participant shall have voting rights with respect to Restricted Stock.

d.Additional Provisions Relating to RSUs.

i.Settlement. Upon the vesting of and/or lapsing of any restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of Shares specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Committee) an amount of cash equal to the Fair Market Value of the number of Shares or a combination thereof. The Committee may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of

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the Code or any successor provision thereto, and the regulations thereunder ("Section 409A").

ii.Voting Rights. A Participant shall have no voting rights with respect to any RSUs.
9.Performance Awards

a.Grants. The Committee may issue Awards under the Plan that are subject to the achievement of performance measures pursuant to this Section ("Performance Awards"), which shall be established at the time of grant.

b.Performance Measures. The Committee shall specify in the Award agreement that the degree of granting, vesting and/or payout of any Performance Award shall be subject to the achievement of one or more performance measures established by the Committee. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, line of business, subsidiary or other unit in which the Participant works; and (z) may cover such period as may be specified by the Committee; provided, however, that any such period must be at least twelve months.
c.Adjustments. Subject to the terms of the Plan, if during the course of a performance period there shall occur significant events which the Committee expects to have a substantial effect on the applicable performance measures during such period, the Committee may revise such performance measures. In the case of the death or disability of the Participant, a change described in Section 10, or a Change of Control of the Company, the Committee may waive the achievement of the applicable performance measures.

10.Adjustments in Event of Change in Shares

In the event of any reorganization, merger, recapitalization, consolidation, liquidation, special cash dividend, stock dividend, stock split, reclassification, combination of shares, rights offering, split-up or extraordinary dividend (including a spin-off) or divestiture, or any other change in the corporate structure or shares, the Committee shall make such adjustment in the Shares subject to Awards (including Shares subject to purchase by an Option or issuable in respect of RSUs), as shall be necessary to preserve the Participant’s rights substantially proportionate to those rights existing immediately prior to such transaction or event including (i) converting rights and Awards in respect of Shares into rights and Awards in respect of cash, other classes or types of securities or other property, or (ii) modifying the terms, conditions or restrictions on Shares or Awards, including the price payable upon the exercise of such Option and the number of shares subject to Restricted Stock or RSUs.

11.Change of Control
If the Committee reasonably determines in good faith that a Change of Control has occurred, then the following rules shall apply:
a.If the Committee (as constituted immediately prior to the Change of Control) determines that all Awards shall, immediately following the Change of Control, be honored or assumed by the employer or other entity to which the Participant provides his or her services (or the parent or a subsidiary of such entity) through the issuance of Alternative Awards, then all Awards under this Plan shall be cancelled and terminated, provided that such Alternative Awards must:

i.Relate to a class of equity that is (or will be within five business days following the Change of Control) listed to trade on a U.S. national securities exchange;

ii.Fully vest and become exercisable if a Participant’s employment or other services are terminated upon or within two years following such Change of Control by the Participant’s employer (or other service recipient) other than for Cause or by the Participant for Good Reason; provided, however, that with respect to any Award that does not qualify for any

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applicable exemption from the application of Section 409A of the Code, the payment or distribution of the Alternative Award shall only be made at the time otherwise specified under the Plan or the Award agreements without regard to the occurrence of the Change of Control (including any six-month delay in payment applicable to a “specified employee”, as determined in accordance with Section 409A of the Code);
iii.Provide the Participants with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Award, including, but not limited to an identical or better exercise or vesting schedule (including all provisions for accelerated vesting) and identical or better timing and methods of payment;
iv.In the case of existing awards with performance measures, be in the form of restricted stock or restricted stock units, unless otherwise determined by the Committee (the value of any such Alternative Award shall be determined based on deemed satisfaction of the performance measures at the target level (or such higher amount established by the Committee)); and

v.Have substantially equivalent economic value to the existing Award.

b.If the Committee determines that existing Awards will not be honored or assumed through the issuance of Alternative Awards immediately following the Change of Control, then all Awards shall fully vest and become exercisable upon the occurrence of a Change of Control and:
i.Options and SARs may be exercised throughout the remainder of the original term;

ii.Any performance measures applicable to Awards shall be deemed to have been satisfied at the target level for such Award, or, if greater, such amount determined by the Committee.

iii.All Restricted Stock, RSUs and Performance Awards shall be distributed and paid out immediately in Shares following (but in no event later than 30 days following) the occurrence of the Change of Control, provided that the Committee has determined that each such distribution is permitted by or qualifies for an exemption from the application of Section 409A of the Code. Alternatively, the Committee may, in its discretion, provide for either of the following either absolutely or subject to the election of Participants:

A.Each Option and SAR shall be surrendered or exercised for an immediate lump sum cash amount equal to the excess of the Fair Market Value of the Shares subject to such Option or SAR determined as of the time of such surrender or exercise over the exercise price;

B.Each Restricted Stock, RSU and Performance Award shall be exchanged for an immediate lump sum cash amount equal to the number of outstanding units or shares awarded to such Participant (with the performance objectives for Performance Awards deemed satisfied at the target level specified in the Participant’s Award agreement or, if greater, as otherwise specified by the Committee at or after grant) multiplied by the Fair Market Value of a Share as of the date of such exchange.
iv.If the Committee determines that all or any portion of an Award cannot be distributed as a result of the application of Section 409A of the Code, then distribution or payment of such Award shall be made at the time otherwise specified in the Plan or the applicable Award agreement without regard to the occurrence of a Change of Control (including any six-month delay in payment applicable to a "specified employee", as determined in accordance with Section 409A of the Code). Without limiting the foregoing, nothing in this Section 11(b)

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shall be construed to prevent any Participant's rights in respect of any Award from becoming non-forfeitable upon the occurrence of a Change of Control.

c.Notwithstanding any provision in this Plan to the contrary, in the event of a Change of Control as described in Section 11(d)(iii) or Section 11(d)(iv), in the case of an awardee whose employment or service involuntarily terminates on or after the date of a shareholder approval described in either of such sections but before the date of a consummation described in either of such sections, and the consummation occurs within 60 days of such date of termination, then the date of termination of such an awardee’s employment or service shall be deemed for purposes of the Plan to be the date following the date of the applicable consummation.

d.For purposes of this Plan, a Change of Control shall occur:

i.if a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the 1934 Act disclosing that any Person, other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company is the Beneficial Owner of forty percent or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company;

ii.if any Person other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company shall purchase shares pursuant to a tender offer or exchange offer to acquire any stock of the Company (or securities convertible into stock) for cash, securities or any other consideration, provided that after consummation of the offer, the Person in question is the Beneficial Owner of twenty percent or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the 1934 Act in the case of rights to acquire stock);

iii.upon the consummation of any merger, consolidation, recapitalization or reorganization of the Company approved by the stockholders of the Company, other than any such transaction immediately following which the persons who were the Beneficial Owners of the outstanding securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction are the Beneficial Owners of at least 55% of the total voting power represented by the securities of the entity surviving such transaction entitled to vote in the election of directors of such entity (or the ultimate parent of such entity) in substantially the same relative proportions as their ownership of the securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction; provided that, such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such threshold (or to preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company, such surviving entity or any subsidiary of such surviving entity;

iv.upon the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company approved by the stockholders of the Company; or

v.if within any 24 month period, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (A) was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this clause (v), and (B) was not designated by a Person who has entered into an agreement with the Company to effect a transaction described in Section 11(d)(iii) or Section 11(d)(iv) of the Plan.

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e.For purposes of the Plan, “Beneficial Owner” means any Person who, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” (within the meaning of Rule 13d-3 under the 1934 Act) of any securities of a company, including any such right pursuant to any agreement, arrangement or understanding (whether or not in writing), provided that: (a) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (i) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the 1934 Act and the applicable rules and regulations thereunder, or (ii) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the 1934 Act and the applicable rules and regulations thereunder, in either case described in clause (i) or (ii) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the 1934 Act (or any comparable or successor report); and (b) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any security acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition. “Person” has the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act, as supplemented by Section 13(d)(3) of the 1934 Act; provided, however, that Person shall not include: (a) the Company, any subsidiary of the Company or any other Person controlled by the Company, (b) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or of any subsidiary of the Company, or (c) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of securities of the Company.
f.For purposes of this Section, “Cause” and “Good Reason” shall be as defined in the employment agreement, severance agreement, or severance pay plan applicable to such Participant or, if no such agreement or plan exists or does not define such terms, as defined in the applicable Award agreement.

12.General Provisions Applicable to Awards

a.Transferability of Awards. Awards granted under the Plan, and during any period of restriction on transferability, Shares issued in connection with the exercise of an Option or a SAR or the vesting of an Award, may not be sold, pledged, hypothecated, assigned, margined, or otherwise transferred by a Participant in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed or have been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts, or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment, or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way. Notwithstanding the foregoing, all or a portion of a Non-Qualified Option or SAR may be transferred and assigned by such persons designated by the Committee, to such persons or groups of persons designated as permissible transferees by the Committee, and upon such terms and conditions as the Committee may from time to time authorize and determine in its sole discretion. Notwithstanding the preceding sentence, no Award under the Plan may be transferred for value (as defined in the General Instructions to Form S-8 with respect to the registration, pursuant to the 1933 Act, of employee benefit plan securities and/or interests).

b.Documentation. Each Award shall be evidenced by an Award agreement in such form (written, electronic or otherwise) as the Committee shall determine. Each Award agreement may contain terms and conditions in addition to those set forth in the Plan.

c.Minimum Vesting Requirement. Except as may be provided in Section 11 regarding a Change of Control, all Awards granted under the Plan which vest on the basis of a

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Participant’s continued employment with or provision of service to the Company shall be subject to a minimum vesting period of one year, except:

i.Five Percent Exclusion. Awards which vest on the basis of an employee’s continued employment with the Company may provide for vesting over a period less than one year; provided, however, that any such Awards shall be limited in the aggregate to a maximum of five percent of the maximum number of Shares authorized under Section 5(a)(i) above; and

ii.Other Circumstances. The Committee may provide for earlier vesting of Awards upon death, disability, retirement, or such other circumstances, such as a reduction in force or a divestiture or sale of a business or unit, if the Committee finds that a waiver of the one-year vesting restriction (or any portion thereof) would be in the best interests of the Company.

d.Termination of Employment. The Committee shall determine and set forth in the Award agreement (including by amendment adopted in accordance with the provisions of the Plan) the effect on an Award of a Participant’s termination of employment resulting from disability, death, retirement or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Beneficiary, may exercise rights, or receive any benefits, under an Award. Unless otherwise provided in the Award agreement, if a Participant’s employment is terminated by the Company, all of such Participant’s Awards outstanding as of the date of termination (whether or not then exercisable) shall be canceled without further action by the Participant, the Committee or the Company coincident with the effective date of such termination.

e.Withholding. All Awards under this Plan are subject to and the Participant must satisfy all applicable international, federal, state, local or other jurisdiction income and employment tax or similar withholding obligations before the Company will deliver the Shares or otherwise recognize ownership of Shares under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages or as a deduction from other forms of payment made to the Participant by the Company. If the Company elects not to or cannot withhold from such other compensation or payment, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any Shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise in its sole discretion. Unless otherwise provided for in the Award agreement, a Participant may satisfy the withholding obligations in whole or in part by delivery (either by actual delivery or attestation) of Shares, including Shares retained from the Award creating the withholding obligation, valued at their Fair Market Value; provided, however, that the total withholding where Shares are being used to satisfy such obligations may exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for applicable tax purposes, including payroll taxes, that are applicable to such supplemental income) to the extent permitted by the Company and as otherwise permitted by applicable law, except that, to the extent that the Company is able to retain Shares having a Fair Market Value that exceeds the statutory minimum applicable withholding obligation without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding obligation, the Company may retain such number of Shares (up to the number of Shares having a Fair Market Value equal to the maximum individual statutory rate of tax as permitted by applicable law) as the Company shall determine in its sole discretion to satisfy the withholding obligation associated with any Award. Shares used to satisfy withholding obligation requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

f.Amendment of Award. Except as otherwise provided in Sections 6(g) and 7(e), the Committee may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a

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Nonqualified Stock Option. Without limiting the generality of the foregoing, if a Change of Control has not occurred and the Committee determines that a Participant has taken action inimical to the best interests of the Company (including the failure to act where circumstances required action), the Committee may, in its sole discretion, terminate in whole or in part such portion of any Award as has not yet become vested or exercisable at the time of termination.

g.Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

h.Acceleration. Subject to the limitations in Section 11 regarding a Change of Control and Section 12(c) regarding the minimum vesting requirement on Award grants, the Committee may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, as the Committee determines to be in the best interests of the Company.

13.Miscellaneous

a.No Right to Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award agreement. No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company for the benefit of its employees unless the Company shall determine otherwise. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. Any cash payments made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as provided in Section 8(c)(i) with respect to Restricted Stock.

b.No Rights as Shareholder. Subject to the provisions of the applicable Award agreement, no Participant or Beneficiary shall have any rights as a shareholder with respect to any Shares to be issued with respect to an Award until becoming the record holder of such Shares.

c.Forfeiture of Award; Clawback. In accepting an Award under the Plan, the Participant agrees to be bound by any forfeiture policy (including the termination of an Award pursuant to section 12(f)) and clawback policy that is then in effect or adopted in the future. The Committee shall have the obligation or the right, as applicable, at any time to recoup any amount paid or payable hereunder to the fullest extent provided for under the Company’s Clawback Policy. The Company may reduce other amounts payable under the Plan if the Participant refuses to repay amounts subject to the Clawback Policy.

d.Beneficiary. Each Participant may file with the Company a written designation on a form (or other medium or mode of submission) approved by the Company of one or more persons as the beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death (the “Beneficiary”). A Participant may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The

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last such designation received by the Company shall be controlling; provided, however, that, unless otherwise determined by the Company, no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of death of a Participant, or if no Beneficiary survives the Participant, the spouse of the Beneficiary, or, if none, his or her estate, shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefore.

e.Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company's shareholders (the "Effective Date"). No Awards shall be granted under the Plan after the expiration of 10 years from the date that the Plan is adopted by the Board or the Effective Date, whichever is earlier, but Awards previously granted may extend beyond that date.

f.Amendment and Termination of Plan. The Committee may amend, suspend or terminate the Plan or any portion thereof, at any time provided that (i) no amendment that would require shareholder approval under the rules of the NYSE may be made effective unless and until the Company's shareholders approve such amendment; and (ii) if the NYSE does not have rules regarding when shareholder approval of amendments to equity compensation plans is required (or if the Shares are not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 3(d) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company's shareholders approve such amendment. In addition, if at any time, the approval of the Company's shareholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Committee may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted. No Award (other than an Award settled in cash) shall be made that is conditioned upon shareholder approval of any amendment to the Plan unless the Award provides that (1) it will terminate or be forfeited if shareholder approval of such amendment is not obtained within 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Shares) prior to such shareholder approval. Notwithstanding anything in this Plan to the contrary, the Plan shall not be amended, modified, suspended or terminated during the period in which a Change of Control is threatened. For purposes of the preceding sentence, a Change of Control shall be deemed to be threatened for the period beginning on the date of any threatened Change of Control, and ending upon the earlier of: (I) the second anniversary of the date of such threatened Change of Control, (II) the date a Change of Control occurs, or (III) the date the Board or the Committee determines in good faith that a Change of Control is no longer threatened. Solely for this purpose, a threatened Change of Control shall occur if (i) a Person shall commence a tender offer, which if successfully consummated, would result in such Person being the Beneficial Owner of at least 20% of the stock of the Company entitled to vote in the election of directors of the Company; (ii) the Company enters into an agreement, the consummation of which would constitute a Change of Control; (iii) proxies are solicited for the election of directors of the Company by anyone other than the Company, which, if such directors were elected, would result in the occurrence of a Change of Control as described in Section 11(d)(v); or (iv) any other event shall occur which is deemed to be a threatened Change of Control for this purpose by the Board, the Committee, or any other appropriate committee of the Board in its sole discretion. Further, notwithstanding anything in this Plan to the contrary, no amendment, modification, suspension or termination following a Change of Control shall adversely impair or reduce the rights of any person with respect to a prior Award without the consent of such person. Notwithstanding the preceding provisions, the Board or the Committee may amend the Plan or an Award agreement to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award agreement to any present or future law relating to plans of this or similar nature and the

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administrative regulations and rulings promulgated thereunder (including, but not limited to, amendments deemed necessary or advisable to avoid payments being subject to additional tax under Code Section 409A).

g.Authorization of Sub-Plans. The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Committee's discretion under the Plan as the Committee deems appropriate or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem appropriate. All supplements adopted by the Committee shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

h.Non U.S. Employees. Awards may be granted to Participants who are non-U.S. citizens or residents employed or on assignment outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants employed in the United States as may, in the judgment of the Committee, be appropriate in order to recognize differences in local law or tax policy.

i.Compliance with Section 409A of the Code. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with the termination of his or her employment constitutes "nonqualified deferred compensation" within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i), in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of "separation from service" (as determined under Section 409A) (the "New Payment Date"), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not satisfy the conditions of that section.

j.Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, Beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Committee's approval) arising out of any act or omission to act concerning the Plan unless arising out of such person's own fraud or bad faith.

k.No Representations or Warranties Regarding Taxes. Notwithstanding any provision of the Plan to the contrary, the Company, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

l.Governing Law. The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Plan and each Award shall

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be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Connecticut to resolve any and all issues that may arise out of or relate to the Plan or any related Award.

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